Exhibit 10.25

Amendment One

to

Google Linking Agreement

This Amendment One to Google Linking Agreement (the “Amendment One”) is entered into by and between Google Ireland Limited, a company formed under the laws of Ireland (“Google”) and Qizhi Software (Beijing) Co., Ltd., a company formed under the laws of People’s Republic of China (“Customer”).  This Amendment One shall be effective as of July 1, 2009 (the “Amendment One Effective Date”).  Capitalized terms not otherwise defined herein shall have their meanings as set forth in the Agreement (as defined below).

WHEREAS, Google and Beijing Qihoo Technology Co., Ltd. entered into Google Linking Agreement effective as of December 1, 2008 (the “Agreement”), Google, Beijing Qihoo Technology Co., Ltd. and Customer entered Novation Agreement effective as of May 1, 2009 (“Novation Agreement”) pursuant to which Google provide services to Customer; and

WHEREAS, Google and Customer desire to amend certain terms in the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties mutually agree as follows:

1.             The following payment clause shall apply in lieu of Section 9.1 in the Agreement and apply to the Term beginning from July 1, 2009:

9.1          Payment.  Subject to the terms and conditions of this Agreement, for each month beginning from July 1, 2009, Customer shall be entitled to receive US$[****]* per thousand Referral Traffic Queries for the first [****]* ([****]*) Referral Traffic Queries, up to a maximum of [****]* ([****]*) Referral Traffic Queries (the “Query Cap”) per month.  Google retains the right to raise the Query Cap at any time during the term of this Agreement by up to 500% of the Query Cap as of the Effective Date.  If the number of Referral Traffic Queries for a month exceeds the Query Cap and Google does not raise the Query Cap, Customer may terminate this Agreement by thirty (30) days prior written notice to Google.  Google’s obligation to make payments under this Section shall not commence until Google’s technical personnel provide written approval of Customer’s implementation of the WebSearch Service and WebSearch Box(es) on each Customized Browser Site or Approved Client Application, which shall not be unreasonably withheld or delayed.  Payments required under this paragraph shall be made in U.S. Dollars only and by the last day of the calendar month following the calendar month in which the Referral Traffic Queries are sent to Google.

2.             General Provisions.  Except as expressly amended by this Amendment One, the Agreement, as amended, is in all respects ratified, confirmed and approved and all terms, provisions and conditions set forth in the Amendment One shall be and remain in full force and effect.  The failure of either party to enforce at any time or for any period of time, any provision of the Agreement or this Amendment One shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.  In the event of any conflict between the meaning of the terms and conditions of the Agreement and this Amendment One, the terms and conditions set forth in this Amendment One shall govern.  This Amendment One constitutes part and parcel of the Agreement and shall be construed as part of the context of the Agreement.

Google Confidential

* This portion of Exhibit 10.25 has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Amendment One by persons duly authorized as of the Amendment One Effective Date.  This Amendment One may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

Google: Google Ireland Limited		Qizhi Software (Beijing) Co., Ltd.

By:	/s/ John Herlhy	By:	/s/ Hongyi Zhou

Print Name:	John Herlhy	Print Name:

Title:	Director	Title:	CEO

Date:	30 June, 2009	Date:	30 June, 2009